The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration Statement No. 333-259817
SUBJECT TO COMPLETION, DATED OCTOBER 5, 2021
Preliminary Prospectus Supplement
(To Prospectus dated September 27, 2021)
9,500,000 Shares
Manchester United plc
Class A Ordinary Shares
The selling shareholders named in this prospectus supplement are selling 9,500,000 of our Class A ordinary shares. We will not receive any proceeds from the sale of the Class A ordinary shares by the selling shareholders. See “Selling Shareholders.”
Our Class A ordinary shares are traded on the New York Stock Exchange under the symbol “MANU.” The last reported sales price of our Class A ordinary shares as reported on the New York Stock Exchange on October 4, 2021 was $19.67 per share.
We have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares, each with a par value of $0.0005 per share. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one vote per share and is not convertible into any other shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into our Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all our Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding. For special resolutions (which are required for certain important matters including mergers and changes to our governing documents), which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of our Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. All shares issued by us are fully paid. See “Description of Share Capital—Ordinary Shares” in the accompanying prospectus.
The underwriter has agreed to purchase our Class A ordinary shares from the selling shareholders at a price of $       per share, which will result in $       of proceeds to the selling shareholders before expenses. The underwriter proposes to offer the Class A ordinary shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Class A ordinary shares is expected to be made on or about         , 2021.
BofA Securities
Prospectus supplement dated         , 2021

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form F-3 that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we and the selling shareholders may sell our Class A ordinary shares in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference herein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.
We, the selling shareholders and the underwriter have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We, the selling shareholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling shareholders and the underwriter will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement contains and/or incorporates by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus involves estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
The terms “dollar,” “USD” or “$” refer to US dollars, the terms “pounds sterling,” “pence,” “p” or “£” refer to the legal currency of the United Kingdom and the terms “e” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.
Throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we refer to the following football leagues and cups:
•
the English Premier League (the “Premier League”);

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the Emirates FA Cup (the “FA Cup”);

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the English Football League Cup (the “EFL Cup”);

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the Union of European Football Associations Champions League (the “Champions League”); and

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the Union of European Football Associations Europa League (the “Europa League”).

The terms “matchday” and “Matchday” refer to all domestic and European football match day activities from Manchester United games at Old Trafford, the Manchester United football stadium, along

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with receipts for domestic cup (such as the EFL Cup and the FA Cup) games not played at Old Trafford. Fees for arranging other events at the stadium are also included as matchday revenue.
The term “first team” refers to the players selected to play for our most senior team.

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MARKET AND INDUSTRY DATA
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain industry, market, and competitive position data that are based on the industry publications and studies conducted by third parties listed below as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications and third-party studies is reliable, we have not independently verified the market and industry data obtained from these third-party sources. While we believe our internal research is reliable and the definition of our market and industry are appropriate, neither such research nor these definitions have been verified by any independent source.
References to our “1.1 billion fans and followers” are based on the survey commissioned by us, conducted by Kantar Media (Media Division of Kantar and division of WPP plc) (“Kantar”) in 2019, and paid for by us. As in the survey conducted by Kantar, we defined the term “fans” as those individuals who answered survey questions, unprompted, with the answer that Manchester United was their favorite football team in the world and the term “followers” as those individuals who answered survey questions, unprompted, with the answer that Manchester United is a football team that they proactively follow in addition to their favorite football team. For example, we directed Kantar to include in the definition of “follower” a respondent who watched live Manchester United matches, followed highlights coverage or read or talked about Manchester United regularly.
The survey was conducted during the first six months of 2019 and included over 54,000 respondents across 39 countries. It repeated a similar 2011 survey, also conducted by Kantar, to ensure comparability of approach, methodology and results. The survey included questions on:
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demographics, age, gender and socio-economic background;

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viewership of Manchester United matches, social media following and engagement;

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relationship, awareness and attitudes to commercial partners; and

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interest in Manchester United products, including merchandise.

The survey indicated that Manchester United has 1.1 billion combined fans and followers worldwide, comprised of 467 million fans and 635 million followers (compared to 277 million and 382 million, respectively, in 2011), including:
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a total of 731.7 million fans and followers in the Asia Pacific region (compared to 324.7 million in 2011);

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a total of 296.1 million fans and followers in Europe, the Middle East and Africa (compared to 262.9 million in 2011); and

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a total of 74 million fans and followers in the Americas (compared to 71.7 million in 2011).

We expect there to be differences in the level of engagement with our brand between followers and fans, as defined in the survey. We have not identified any practical way to measure these differences in consumer behavior and any references to our fans and followers should be viewed in that light.
To calculate the number of fans and followers from the approximately 54,000 responses, Kantar applied assumptions based on third-party data sets covering certain factors including population size, country specific characteristics such as wealth and GDP per capita, and affinity for sports and media penetration. Kantar then extrapolated the results to the rest of the world, representing an extrapolated adult population of 5 billion people. However, while Kantar believes the extrapolation methodology was robust and consistent with consumer research practices, as with all surveys, there are inherent limitations in extrapolating survey results to a larger population than those actually surveyed. As a result of these limitations, our number of followers and fans may be significantly less or significantly more than the extrapolated survey results. Kantar’s extrapolated results also accounted for non-internet users. To do so, Kantar had to make assumptions about the preferences and behaviors of non-internet users in those countries surveyed. For

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surveyed markets with especially low internet penetration, these assumptions reduced the number of our followers in those countries and there is no guarantee that the assumptions applied are accurate. Survey results also account only for claimed consumer behavior rather than actual consumer behavior and as a result, survey results may not reflect real consumer behavior with respect to football or the consumption of our content and products. The Kantar survey indicates that the information that it contains has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that the survey results are reliable, we have not independently verified the data contained in the survey.
In addition to the survey conducted by Kantar, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein reference the following industry publications and third-party studies:
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television viewership data compiled by futures sports + entertainment — Mediabrands International Limited for the 2020/21 season and the 2019/20 season matches played in the current financial year (the “Futures Data”); and

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a paper published by AT Kearney, Inc. in 2014 entitled “Winning in the Business of Sports.”

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TRADEMARKS
We have proprietary rights to trademarks used in this prospectus supplement and the accompanying prospectus which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “TM” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement and the accompanying prospectus is the property of its respective holder.

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PROSPECTUS SUPPLEMENT SUMMARY
This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus supplement summary is qualified in its entirety by the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Before investing, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the information under “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 7 of the accompanying prospectus and in our Annual Report on Form 20-F for the year ended June 30, 2021 incorporated by reference herein (the “2021 Annual Report”) and our consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus.
Except where the context otherwise requires or where otherwise indicated, the terms “Manchester United,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer, prior to the Reorganization Transactions discussed above, to Red Football Shareholder Limited and, after the Reorganization Transactions, to Manchester United plc, in each case together with its consolidated subsidiaries as a consolidated entity.
Our Company — Manchester United
We are one of the most popular and successful sports teams in the world, playing one of the most popular spectator sports on Earth. Through our 143-year heritage we have won 66 trophies, including a record 20 English league titles, enabling us to develop what we believe is one of the world’s leading sports brands and a global community of 1.1 billion fans and followers. Our large, passionate community provides us with a worldwide platform to generate significant revenue from multiple sources, including sponsorship, merchandising, product licensing, broadcasting and Matchday. We attract leading global companies such as adidas, TeamViewer and Kohler that want access and exposure to our community of followers and association with our brand.
Our global community of followers engages with us in a variety of ways:
•
Premier League games at our home stadium, Old Trafford, played in front of a crowd, have been virtually sold out since the 1997/98 season. In the 2020/21 season, due to COVID-19 and associated government restrictions, our 33 of our 34 home games were played behind closed doors. In line with government guidelines, and with a variety of safety measures and protocols in place, including reduced fan capacity, Old Trafford Stadium welcomed back 10,000 supporters for the final home match of the season. At the start of the 2021/22 season, Old Trafford stadium welcomed back fans at full capacity.

•
We undertake exhibition games and promotional tours on a global basis, enabling our worldwide followers to see our team play. These games are in addition to our competitive matches and take place during the summer months or during gaps in the football season. Over the last six years, we have played 24 exhibition games in Australia, China, Ireland, Norway, Singapore, Sweden, the United States and the United Kingdom. Due to COVID-19 and competition delays resulting in the deferral of a number of 2019/20 Premier League, FA Cup and Europa League matches to July and August 2020, no promotional tour was undertaken in the summer of 2020. During the summer of 2021, as a result of the ongoing COVID-19 pandemic, we did not undertake a promotional overseas tour and instead we played four domestic games, two of which were held at Old Trafford.

•
Our customer relationship management (“CRM”) database, a proprietary data repository that includes contact and transactional details of followers and customers around the globe, enables us to analyze and better understand prospects and customers to drive revenues. As of June 30, 2021, we estimate that the CRM database holds approximately 50.0 million records.

•
As of June 30, 2021, we also had more than 176.1 million total social connections. Last year we reported a year-end figure as of June 30, 2020 of 164.0 million total social connections (a 7.4% increase). Total social connections include the following:

•
We have a very popular brand page on Facebook with approximately 73.2 million connections as of June 30, 2021. In comparison, each of the New York Yankees and Dallas Cowboys had approximately 8.3 million Facebook connections as of June 30, 2021. Furthermore, we have more Facebook connections than the official pages of the NBA, NFL, NHL and MLB combined and we are the most followed Facebook page registered in the United Kingdom according to www.socialbakers.com.

•
As of June 30, 2021, our Twitter accounts had more than 29.3 million followers, an increase of 15.8% from June 30, 2020.

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We have over 41.2 million followers on Instagram as of June 30, 2021, an increase of 14.7% from June 30, 2020. We continue to be the most-followed Premier League club on Instagram.

•
As of June 30, 2021, our YouTube channel had over 4.0 million subscribers. Since June 2020, according to YouTube we became the fastest sports club to reach 4.0 million subscribers on YouTube.

•
In October 2020 we continued our development on social media with our launch on the short-form global video platform TikTok.

•
We also have a significant presence on Chinese social media. This season we launched on two Chinese platforms: Douyin and Toutiao. We continue to be the most-followed football club on Sina Weibo, with over 10.7 million followers as of June 30, 2021.

•
In May 2018, we launched our new website (www.manutd.com) and in August 2018, we launched our first free global mobile application, which reached number one in the App Store’s sports category download charts in 98 markets around the world and was top ten within the sports category in 163 markets. The free global mobile application has monthly active users in over 230 markets globally. Markets are defined to reflect regional mobile application availability.

•
We have expanded the reach of our in house television network, MUTV, by launching a direct to consumer (“D2C”) proposition on iOS, Android, AppleTV, Roku, Amazon Fire and Xbox. Our linear television network continues to be the most subscribed football channel in the United Kingdom.

•
During the fiscal year 2021, according to Futures Data, our 2020/21 season games and the remaining 10 games related to the 2019/20 (played in fiscal year 2021 due to delays resulting from the impact of COVID-19) generated a cumulative audience reach of over 3.2 billion viewers; thus on a per game basis our 71 games attracted an average cumulative audience reach of over 45.2 million viewers.

•
We have one of the strongest online global brands providing us with significant opportunities to further engage with our followers and develop our media assets and revenue streams.

Risks Affecting Us
We are subject to numerous risks, including risks related to the continued impact of COVID-19 as well as those that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flow and prospects. Please read the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 6 of the accompanying prospectus and in our 2021 Annual Report for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A ordinary shares.
In particular, we have and will continue to be subject to the challenges of operating in our industry. These challenges and risks include, among other things, competition for key players and other personnel, increases in operating costs, such as player salaries and transfer costs, and our ability to manage our growth efficiently. As of June 30, 2021, we had total indebtedness of £530.2 million.
Corporate Information
On April 30, 2012, Manchester United Limited, an exempted company with limited liability, was incorporated under the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

Exempted companies are Cayman Islands companies whose operations are conducted mainly outside the Cayman Islands. On August 8, 2012, Manchester United Limited changed its legal name to Manchester United plc.
Our principal executive office is located at Sir Matt Busby Way, Old Trafford, Manchester M16 0RA, United Kingdom and our telephone number is +44 (0) 161 868 8000. Our website is www.manutd.com. The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be a part of this prospectus supplement or in deciding whether to purchase our Class A ordinary shares.

THE OFFERING
The offering
9,500,000 Class A ordinary shares offered by the selling shareholders.
Selling shareholders
The selling shareholders in this offering are the Kevin Glazer Irrevocable Exempt Family Trust and the Edward S. Glazer Irrevocable Exempt Trust. After giving effect to this offering, the Kevin Glazer Irrevocable Exempt Family Trust will own none of our issued and outstanding Class A ordinary shares and 15,899,366 of our issued and outstanding Class B ordinary shares, and the Edward S. Glazer Irrevocable Exempt Trust will own none of our issued and outstanding Class A ordinary shares and 15,003,172 of our issued and outstanding Class B ordinary shares.
Class A ordinary shares to be outstanding after this offering
52,795,150 shares.
Class B ordinary shares to be outstanding after this offering
110,207,613 shares.
Voting rights
We have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares, each with a par value of $0.0005 per share. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one vote per share and is not convertible into any other class of shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into our Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all our Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding. For special resolutions (which are required for certain important matters including mergers and changes to our governing documents), which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of our Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. All shares issued by us are fully paid. As a result, the holders of our Class B ordinary shares will be able to exert a significant degree of influence or actual control over our management and affairs and control all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets. See “Description of Share Capital—Ordinary Shares” in the accompanying prospectus.
The Class A ordinary shares and Class B ordinary shares outstanding after this offering will represent approximately 32.4% and 67.6%, respectively, of the total number of our Class A and Class B ordinary shares outstanding after this offering and 4.6% and 95.4%, respectively, of the combined voting power of our Class A and Class B ordinary shares outstanding after this offering.
Use of proceeds
We will not receive any proceeds from the sale of any Class A ordinary shares by the selling shareholders. See “Use of Proceeds.”
Dividend policy
The declaration and payment of any future dividends will be at the sole discretion of our board of directors or a committee thereof, and our expectations and policies regarding dividends are subject to change as our business needs, capital requirements or market conditions change, and the holders of our Class B ordinary shares will be able to influence our dividend policy. See “Item 8 Financial Information—A. Consolidated Financial Statements and Other Financial Information—Dividend Policy” in the 2021 Annual Report.
New York Stock Exchange symbol
“MANU”
Risk factors
Investing in our Class A ordinary shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Unless otherwise indicated, all information in this prospectus supplement relating to the number of our Class A ordinary shares outstanding excludes the 14,778,787 Class A ordinary shares that are reserved and remain available for future issuance under our 2012 Equity Incentive Award Plan.

RISK FACTORS
An investment in our Class A ordinary shares involves a high degree of risk. You should carefully read and consider the risk factors set forth below and in the accompanying prospectus, as well as the risk factors in our 2021 Annual Report that we have incorporated by reference into this prospectus supplement, before deciding to invest in our Class A ordinary shares. If any of these risks actually occurs, our business, results of operations, financial condition and cash flow could be materially impaired. The trading price of our Class A ordinary shares could decline due to any of these risks, and you could lose all or part of your investment. When determining whether to buy our Class A ordinary shares in this offering, you should also read carefully the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our financial statements and related notes thereto.
Risks Related to this Offering and the Ownership of Our Class A Ordinary Shares
Because of their increased voting rights, the holders of our Class B ordinary shares will be able to exert control over us and our significant corporate decisions.
As of June 30, 2021, trusts and other entities controlled by six lineal descendants of Mr. Malcolm Glazer collectively owned 5.34% of our issued and outstanding Class A ordinary shares and all of our issued and outstanding Class B ordinary shares, representing 96.7% of the voting power of our outstanding capital stock. Upon the closing of this offering, the holders of our Class B ordinary shares will own 2,311,420 of our Class A ordinary shares and all of our Class B ordinary shares representing 95.6% of the voting power of all shareholders. Each Class A ordinary share is entitled to one vote per share and is not convertible into any other class of shares. Each Class B ordinary share is entitled to 10 votes per share and is convertible into one Class A ordinary share at any time. In addition, our Class B ordinary shares will automatically convert into Class A ordinary shares upon certain transfers and other events, including upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing at least 10% of the total number of Class A and Class B ordinary shares outstanding. See “Description of Share Capital—Ordinary Shares—Conversion” in the accompanying prospectus. For special resolutions, which require the vote of two-thirds of the votes cast, at any time that Class B ordinary shares remain outstanding, the voting power permitted to be exercised by the holders of the Class B ordinary shares will be weighted such that the Class B ordinary shares shall represent, in the aggregate, 67% of the voting power of all shareholders. As a result, the holders of our Class B ordinary shares will be able to exert a significant degree of influence or actual control over our management and affairs and control all matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets. The interests of the holders of our Class B ordinary shares might not coincide with the interests of the other shareholders. This concentration of voting power in our Class B ordinary shares may harm the value of our Class A ordinary shares, among other things:
•
delaying, deferring or preventing a change in control of our Company;

•
impeding a merger, consolidation, takeover or other business combination involving our Company; or

•
causing us to enter into transactions or agreements that are not in the best interests of all shareholders.

As a foreign private issuer within the meaning of the New York Stock Exchange’s corporate governance rules, we are permitted to, and we do, rely on exemptions from certain of the New York Stock Exchange corporate governance standards and shareholder approval requirements. Our reliance on such exemptions may afford less protection to holders of our Class A ordinary shares.
The New York Stock Exchange’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors and corporate governance matters. Additionally, the New York Stock Exchange’s rules require that a listed company obtain, in specified circumstances, (1) shareholder approval to adopt and materially revise equity compensation plans, as well as (2) shareholder approval prior to an issuance (a) of more than 1% of its common stock (including derivative securities thereof) in either number or voting power to related parties, (b) of more than 20% of its outstanding common stock (including derivative securities thereof) in either number or voting power or (c) that would result in a change of control. As a foreign private issuer, we are permitted to, and we do, follow home country practice in lieu of the foregoing requirements. As long as we rely on the foreign private issuer exemptions under the rules of the New York Stock Exchange, a majority of the directors on our board of directors are not required to be independent directors, our remuneration committee is not required to be comprised entirely of independent directors, we are not required to have a nominating and corporate governance committee, and shareholder approval is neither required for equity compensation plans and material revisions to those plans nor the issuance of more than 1% of our outstanding ordinary shares (including derivative securities thereof) in either number or voting power, the issuance of 20% or more of our outstanding ordinary shares (including derivative securities thereof) in either number or voting power or an issuance that would result in a change of control. Therefore, our board of directors’ approach to governance and securities issuances may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, the management oversight of our Company may be more limited than if we were subject to all of the New York Stock Exchange corporate governance standards and shareholder approval requirements.
Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the New York Stock Exchange corporate governance standards and shareholder approval requirements, and the ability of our independent directors to influence our business policies and affairs may be reduced.
The obligations associated with being a public company require significant resources and management attention.
As a public company in the United States, we incur legal, accounting and other expenses that we did not previously incur as a private company. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the listing requirements of the New York Stock Exchange and other applicable securities rules and regulations.
Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increases demand on our systems and resources.
The Exchange Act requires that we file annual and current reports with respect to our business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting and requires our independent registered public accounting firm to attest to the effectiveness of such internal control. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which such controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to generate revenue, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our share price.
Furthermore, the demands of being a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to continue to meet our reporting obligations as a public company. However, the measures we have taken, and will continue to take, may not be sufficient to satisfy our obligations as a public company. In addition, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial condition, results of operations and cash flow could be adversely affected.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act, and therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2021.
In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are US citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. Although we have elected to comply with certain US regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under US securities laws as a US domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on US domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to mandatorily comply with US federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with US domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on US stock exchanges that are available to foreign private issuers.
Anti-takeover provisions in our organizational documents and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our Class A ordinary shares and prevent attempts by our shareholders to replace or remove our current management.
Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. In particular, our amended and restated memorandum and articles of association permit our board of directors to issue preference shares from time to time, with such rights and preferences as they consider appropriate. Our board of directors could also authorize the issuance of preference shares with terms and conditions and under circumstances that could have an effect of discouraging a takeover or other transaction. We are also subject to certain provisions under Cayman Islands law which could delay or prevent a change of control. In particular, any merger, consolidation or amalgamation of the Company would require the active consent of our board of directors. Our board of directors may be appointed or removed by the holders of the majority of the voting power of our ordinary shares (which is controlled by the holders of our Class B ordinary shares). Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Class A ordinary shares.
The price of our Class A ordinary shares might fluctuate significantly, and you could lose all or part of your investment.
Volatility in the market price of our Class A ordinary shares may prevent you from being able to sell your Class A ordinary shares at or above the price you paid for such shares. The trading price of our Class A ordinary shares may be volatile and subject to wide price fluctuations in response to various factors, including:
•
performance of our men’s first team;

•
the overall performance of the equity markets;

•
industry related regulatory developments;

•
issuance of new or changed securities analysts’ reports or recommendations;

•
additions or departures of key personnel;

•
investor perceptions of us and the football industry, changes in accounting standards, policies, guidance, interpretations or principles;

•
sale of our Class A ordinary shares by us, our principal shareholders or members of our management;

•
general economic conditions, including the economic impact of the COVID-19 pandemic and any other pandemic, epidemic or outbreak of an infectious disease;

•
changes in interest rates; and

•
availability of capital.

These and other factors might cause the market price of our Class A ordinary shares to fluctuate substantially, which might limit or prevent investors from readily selling their Class A ordinary shares and may otherwise negatively affect the liquidity of our Class A ordinary shares. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Class A ordinary shares could fluctuate based upon factors that have little or nothing to do with our Company, and these fluctuations could materially reduce our share price. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition.
Future sales of our Class A ordinary shares, or the perception in the public markets that these sales may occur, may depress our stock price.
Sales of substantial amounts of our Class A ordinary shares in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our Class A ordinary shares and could impair our ability to raise capital through the sale of additional shares. As of October 4, 2021, we had 43,295,150 Class A ordinary shares outstanding. The Class A ordinary shares offered by the selling shareholders in this offering will be, and the shares previously sold in our IPO are, freely tradable without restriction under the Securities Act, except for any of our Class A ordinary shares that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.
We have agreed, subject to specified exceptions, with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act; or otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriter. See “Underwriting.”
All of our Class A ordinary shares outstanding may be sold in the public market by existing shareholders, subject to applicable Rule 144 volume limitations and other limitations imposed under federal securities laws.
In the future, we may also issue our securities if we need to raise capital in connection with a capital raise or acquisition. The amount of our Class A ordinary shares issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding Class A ordinary shares.
Our ability to pay regular dividends is subject to restrictions in our revolving facilities, our secured term loan facility, the note purchase agreement governing our senior secured notes, results of operations, distributable reserves and solvency requirements; our Class A ordinary shares have no guaranteed dividends and holders of our Class A ordinary shares have no recourse if dividends are not declared.
In fiscal year 2021, we paid one semi-annual cash dividend on our Class A ordinary shares and Class B ordinary shares of $0.09 per share. Dividends paid in the year ended June 30, 2021 amounted to $14.7 million ($0.09 per share), the pounds sterling equivalent of which was £10.7 million (£0.07 per share). A further semi-annual cash dividend on our Class A ordinary shares and Class B ordinary shares of $0.09 per share was paid at the start of fiscal year 2022, on July 30, 2021 and amounted to $14.7 million ($0.09 per share), the pounds sterling equivalent of which was £10.7 million (£0.07 per share). The declaration and payment of any future dividends will be at the sole discretion of our board of directors or a committee thereof and will depend upon our results of operations, financial condition, distributable reserves, contractual restrictions, restrictions imposed by applicable law, capital requirements, and other factors our board of directors (or such committee thereof) deems relevant. Furthermore, neither our Class A ordinary shares nor our Class B ordinary shares have any guaranteed dividends, and holders of our Class A ordinary shares and holders of our Class B ordinary shares have no recourse if dividends are not declared. Our ability to pay dividends on the Class A ordinary shares and Class B ordinary shares is limited by our revolving facilities, our secured term loan facility and the note purchase agreement governing our senior secured notes, which contain restricted payment covenants. The restricted payment covenants allow dividends in certain circumstances, including to the extent dividends do not exceed 50% of the cumulative consolidated net income of Red Football Limited and its restricted subsidiaries, provided there is no event of default and Red Football Limited is able to meet the principal and interest payments on its debt under a fixed charge coverage test. Our ability to pay dividends may be further restricted by the terms of any of our future debt or preferred securities. Additionally, because we are a holding company, our ability to pay dividends on our Class A ordinary shares and Class B ordinary shares is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness. As a consequence of these limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our Class A ordinary shares. Accordingly, you may have to sell some or all of your Class A ordinary shares after price appreciation in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your Class A ordinary shares and you may lose the entire amount of the investment. Additionally, any change in the level of our dividends or the suspension of the payment thereof could adversely affect the market price of our Class A ordinary shares.
The rules of the Premier League and our amended and restated memorandum and articles of association impose certain limitations on shareholders’ ability to invest in more than one football club.
The rules of the Premier League prohibit any person who holds an interest of 10% or more of the total voting rights exercisable in a Premier League or English Football League (“EFL”) football club from holding an interest in voting rights exercisable in any other Premier League football club or EFL football club. As a result, our amended and restated memorandum and articles of association prohibit the acquisition of (i) 10% or more of our Class A ordinary shares if they hold any interest in voting rights exercisable in another Premier League football club and (ii) any Class A ordinary shares if they hold an interest of 10% or more of the total voting rights exercisable in another Premier League football club. In addition, under our amended and restated memorandum and articles of association, if any shareholder is determined by us, at our absolute discretion, to be holding any Class A ordinary shares in violation of this rule or the rules of certain other relevant governing bodies, we have the right to repurchase shares from such person or direct that shareholder to transfer those shares to another person.
Exchange rate fluctuations may adversely affect the foreign exchange value of the Class A ordinary shares and any dividends.
Our Class A ordinary shares are quoted in US dollars on the New York Stock Exchange. Our financial statements are prepared in pounds sterling. Fluctuations in the exchange rate between the pounds sterling and the US dollar will affect, among other matters, the US dollar value of the Class A ordinary shares and of any dividends.
The rights afforded to shareholders are governed by the laws of the Cayman Islands.
Our corporate affairs and the rights afforded to shareholders are governed by our amended and restated memorandum and articles of association and by the Companies Act and common law of the Cayman Islands, and these rights differ in certain respects from the rights of shareholders in typical US corporations. In particular, the laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in some respects from those established under statutes or judicial precedent in existence in the United States. The laws of the Cayman Islands provide only limited circumstances under which shareholders of companies may bring derivative actions and (except in limited circumstances) do not afford appraisal rights to dissenting shareholders in the form typically available to shareholders of a US corporation other than in limited circumstances in relation to certain mergers. A summary of Cayman Islands law on the protection of minority shareholders is set out in “Description of Share Capital — Differences in Corporate Law” in the accompanying prospectus.
We report as a US domestic corporation for US federal corporate income tax purposes.
As discussed more fully under “Material US Federal Income Tax Consequences,” due to the circumstances of our formation and the application of Section 7874 of the US Internal Revenue Code of 1986, as amended (the “Code”), we report as a US domestic corporation for all purposes of the Code. As a result, we are subject to US federal income tax on our worldwide income. In addition, if we pay dividends to a Non-US Holder, as defined in the discussion under the heading “Material US Federal Income Tax Consequences,” we will be required to withhold US federal income tax at the rate of 30%, or such lower rate as may be provided in an applicable income tax treaty. Each investor should consult its own tax adviser regarding the US federal income tax position of the Company and the tax consequences of holding the Class A ordinary shares.
Withholding under the Foreign Account Tax Compliance Act may apply to our dividends.
Under legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax will generally apply to certain types of payments, including US source dividends made to “foreign financial institutions” (as defined under those rules) and certain other non-US entities, unless such foreign financial institutions or other entities comply with requirements under FATCA. Because we report as a US domestic corporation for all purposes of the Code, including for purposes of FATCA, our dividends paid to a foreign financial institution or other non-US entity may be subject to potential withholding under FATCA. Under the applicable US Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A ordinary shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our Class A ordinary shares depends in part on the research and reports that securities or industry analysts publish about us, our business or our industry. If one or more of the analysts who covers us downgrades our stock, our share price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our Class A ordinary shares could decrease, which could cause our stock price or trading volume to decline.
It may be difficult to enforce a US judgment against us, our directors and officers and certain experts named in this prospectus supplement outside the United States, or to assert US securities law claims outside of the United States.
The majority of our directors and executive officers are not residents of the United States, and the majority of our assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon us within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. See “Enforceability of Civil Liabilities” in the accompanying prospectus. Additionally, it may be difficult to assert US securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a US securities law claim because foreign courts may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not US law, is applicable to the claim. Further, if US law is found to be applicable, the content of applicable US law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.
In particular, investors should be aware that there is uncertainty as to whether the courts of the Cayman Islands would recognize and enforce judgments of United States courts obtained against us or our directors or management as well as against the selling shareholders predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands courts against us or our directors or officers as well as against the selling shareholders predicated upon the securities laws of the United States or any state in the United States. As a result of the difficulty associated with enforcing a judgment against us, you may not be able to collect any damages awarded by either a US or foreign court.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference estimates and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties, including the effects of the novel coronavirus COVID-19 (“COVID-19”) pandemic, and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement and the accompanying prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different and worse from what we expect.
All statements other than statements of historical fact are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” and similar words are intended to identify estimates and forward-looking statements.
Our estimates and forward-looking statements may be influenced by various factors, including without limitation:
•
risks related to the impact of the COVID-19 pandemic, including the severity and duration of the outbreak, impacts from variants, actions taken by government authorities to contain the outbreak or treat its impact, the impact on our fans, sponsors and suppliers, other impacts to the business, and the Company’s ability to sufficiently manage and mitigate the strategic and operational impact of such events;

•
the effect of adverse economic conditions on our operations;

•
maintaining, enhancing and protecting our brand and reputation in order to expand our follower and sponsorship base;

•
our ability to attract and retain key personnel, including players;

•
our dependence on the performance and popularity of our men’s first team;

•
our ability to renew or replace key commercial agreements on similar or better terms or attract new sponsors;

•
the negotiation, pricing and terms of key media contracts, which are outside of our control;

•
our reliance on European competitions as a source of future income;

•
the impact of the United Kingdom’s exit from the European Union on the movement of players or other regulations;

•
our dependence on relationships with certain third parties;

•
our relationship with merchandising, licensing, sponsor and other commercial partners;

•
our exposure to credit related losses in connection with key media, commercial and transfer contracts;

•
our dependence on Matchday revenue;

•
our exposure to competition, both in football and the various commercial markets in which we do business;

•
our ability to protect ourselves from and resolve and remediate following having experienced cyber-attacks and data breaches on our IT systems;

•
actions taken by other Premier League clubs that are contrary to our interests;

•
our relationship with the various leagues to which we belong and the application of their respective rules and regulations;

•
our ability to execute a digital media strategy, that generates the revenue we anticipate; S-12

•
the impact resulting from serious injuries or losses of the playing staff;

•
our ability to maintain, train and build an effective international sales and marketing infrastructure, and manage the risks associated with such an expansion;

•
uncertainty with regard to exchange rates, our tax rate and our cash flow;

•
brand impairments resulting from failures to adequately protect our intellectual property and curbing sales of counterfeit merchandise;

•
our ability to adequately protect against media piracy and identity theft of our followers’ account information;

•
our exposure to the effects of seasonality in our business;

•
maintaining our match attendance at Old Trafford

•
any natural disasters, terrorist incidents or other events beyond our control that adversely affect our operations;

•
the effect of our indebtedness on our financial health and competitive position;

•
estimates and estimate methodologies used in preparing our consolidated financial statements; and

•
the future trading prices of our Class A ordinary shares and the impact of securities analysts’ reports on these prices.

Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, you are cautioned not to place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

USE OF PROCEEDS
In this offering, the selling shareholders named in this prospectus supplement are selling 9,500,000 Class A ordinary shares. We will not receive any proceeds from the sale of any Class A ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS
The following table sets forth information as of October 4, 2021 regarding beneficial ownership of our Class A and Class B ordinary shares (i) immediately prior to this offering and (ii) giving effect to this offering by the selling shareholders.
For purposes of the table below, the percentage ownership calculations for beneficial ownership prior to the completion of this offering are based on 43,295,150 of our Class A ordinary shares and 119,707,613 of our Class B ordinary shares outstanding as of October 4, 2021, and the percentage ownership calculations for beneficial ownership after the completion of this offering are based on 52,795,150 of our Class A ordinary shares and 110,207,613 of our Class B ordinary shares outstanding as of October 4, 2021, after giving effect to the conversion by the selling shareholders of an aggregate of 9,500,000 Class B ordinary shares into Class A ordinary shares in connection with this offering..
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Class A ordinary shares that may be acquired by an individual or group within 60 days after the date of this prospectus supplement, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
The information in the table below has been obtained from the selling shareholders.
	Shares Beneficially Owned prior to the Offering						Shares Beneficially Owned after the Offering
	Class A Shares	%	Class B Shares	%	% of Total Voting Power prior to the Offering(1)	Number of Class A Shares Offered	Class A Shares	%	Class B Shares	%	% of Total Voting Power after the Offering(1)
Kevin Glazer(2)	—	0.00	20,899,366	17.46%	16.85%	5,000,000	—	0.00%	15,899,366	14.43%	13.77%
Edward S. Glazer(3)	—	0.00	19,503,172	16.29%	15.72%	4,500,000	—	0.00%	15,003,172	13.61%	12.99%

(1)
Percentage of total voting power represents voting power with respect to all of our Class A and Class B ordinary shares, as a single class. The holders of our Class B ordinary shares are entitled to 10 votes per share, and holders of our Class A ordinary shares are entitled to one vote per share. For more information about the voting rights of our Class A and Class B ordinary shares, see “Description of Share Capital—Ordinary Shares—Voting rights” in the accompanying prospectus.

(2)
Represents 12,133,974 Class B ordinary shares owned by the Kevin Glazer Irrevocable Exempt Family Trust, of which Kevin Glazer is the sole trustee, and 3,765,392 Class B ordinary shares owned by KEGT Holdings LLC, of which Kevin Glazer Irrevocable Exempt Family Trust is the sole member.

(3)
Represents 19,503,172 Class B ordinary shares owned by the Edward S. Glazer Irrevocable Exempt Trust, of which Edward Glazer is the sole trustee.

MATERIAL US FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of material US federal income tax consequences relevant to US Holders and Non-US Holders (each as defined below) acquiring, holding and disposing of the Company’s Class A ordinary shares. This summary is based on the Code, final, temporary and proposed US Treasury regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Furthermore, we can provide no assurance that the tax consequences contained in this summary will not be challenged by the Internal Revenue Service (the “IRS”) or will be sustained by a court if challenged.
This summary does not discuss all aspects of US federal income taxation that may be relevant to investors in light of their particular circumstances, such as investors subject to special tax rules, including without limitation the following, all of whom may be subject to tax rules that differ significantly from those summarized below:
•
financial institutions;

•
insurance companies;

•
brokers or dealers in stocks, securities, or currencies or notional principal contracts;

•
regulated investment companies;

•
real estate investment trusts;

•
tax-exempt organizations;

•
partnerships and other pass-through entities, or persons that hold Class A ordinary shares through pass-through entities;

•
investors that hold Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for US federal income tax purposes;

•
US holders that have a functional currency other than the US dollar;

•
US expatriates and former long-term residents of the United States;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid US federal income tax; and

•
tax-qualified retirement plans.

This summary does not address alternative minimum tax consequences, the Medicare contribution tax on net investment income, or non-income tax consequences, such as estate or gift tax consequences, and does not address state, local or non-US tax consequences. This summary only addresses investors that will acquire Class A ordinary shares in this offering, and it assumes that investors will hold their Class A ordinary shares as capital assets (generally, property held for investment).
For purposes of this summary, a “US Holder” is a beneficial owner of the Company’s Class A ordinary shares that is, for US federal income tax purposes:
•
an individual who is a citizen or resident of the United States,

•
a corporation created in, or organized under the laws of, the United States, any state thereof or the District of Columbia,

•
an estate the income of which is includible in gross income for US federal income tax purposes regardless of its source, or

•
a trust that (i) is subject to the primary supervision of a US court and the control of one or more US persons or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a US person.

A “Non-US Holder” is a beneficial owner of the Company’s Class A ordinary shares that is not a US Holder.
If an entity or arrangement treated as a partnership for US federal income tax purposes holds the Company’s Class A ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships considering an investment in the Class A ordinary shares are encouraged to consult their tax advisors regarding the tax consequences of the ownership and disposition of Class A ordinary shares.
Treatment of the Company as a Domestic Corporation for US Federal Income Tax Purposes
Even though the Company is organized as a Cayman Islands exempted company, due to the circumstances of its formation and the application of Section 7874 of the Code, the Company reports as a domestic corporation for US federal income tax purposes. This has implications for all shareholders; the Company is subject to US federal income tax as if it were a US corporation, distributions made by the Company are generally treated as US-source dividends and generally subject to US dividend withholding tax, and dividends paid on the Class A ordinary shares may be subject to tax under FATCA (as defined below under “Foreign Account Tax Compliance Act”).
US Holders
Distributions
Distributions made by the Company in respect of its Class A ordinary shares will be treated as US-source dividends includible in the gross income of a US Holder as ordinary income to the extent of the Company’s current and accumulated earnings and profits, as determined under US federal income tax principles. To the extent the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, the distribution will be treated first as a non-taxable return of capital to the extent of a US Holder’s adjusted tax basis in the Class A ordinary shares and thereafter as gain from the sale of such shares. Subject to applicable limitations and requirements, dividends received on the Class A ordinary shares generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by the Company to a non-corporate US Holder generally will be eligible for preferential rates if certain holding period and other requirements are met.
The US dollar value of any distribution made by the Company in foreign currency will be calculated by reference to the exchange rate in effect on the date of the US Holder’s actual or constructive receipt of such distribution, regardless of whether the foreign currency is in fact converted into US dollars. If the foreign currency is converted into US dollars on such date of receipt, the US Holder generally will not recognize foreign currency gain or loss on such conversion. If the foreign currency is not converted into US dollars on the date of receipt, such US Holder will have a basis in the foreign currency equal to its US dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other taxable disposition of the foreign currency generally will be US-source ordinary income or loss to such US Holder.
Sale or other disposition
A US Holder will recognize gain or loss for US federal income tax purposes upon a sale or other taxable disposition of its Class A ordinary shares in an amount equal to the difference between the amount realized from such sale or disposition and the US Holder’s adjusted tax basis in the Class A ordinary shares. A US Holder’s adjusted tax basis in the Class A ordinary shares generally will be the US Holder’s cost for the shares. Any such gain or loss generally will be US-source capital gain or loss and will be long-term capital gain or loss if, on the date of sale or disposition, such US Holder held the Class A ordinary shares for more than one year. Long-term capital gains derived by non-corporate US Holders are eligible for taxation at reduced rates. The deductibility of capital losses is subject to significant limitations.
Information reporting and backup withholding
Payments of dividends on or proceeds arising from the sale or other taxable disposition of Class A ordinary shares generally will be subject to information reporting, and will also be subject to backup withholding if a US Holder (i) fails to furnish such US Holder’s correct US taxpayer identification number (generally on IRS Form W-9), (ii) furnishes an incorrect US taxpayer identification number, (iii) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding, or (iv) fails to certify under penalty of perjury that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a US Holder’s US federal income tax liability or will be refunded, if the US Holder furnishes the required information to the IRS in a timely manner.
Non-US Holders
Distributions
Subject to the discussion under “—Foreign Account Tax Compliance Act” below, distributions treated as dividends (see “—US Holders—Distributions” above) by the Company to Non-US Holders will be subject to US federal withholding tax at a 30% rate, except as may be provided by an applicable income tax treaty. To obtain a reduced rate of US federal withholding under an applicable income tax treaty, a Non-US Holder will be required to certify its entitlement to benefits under that treaty, generally on a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable.
However, dividends that are effectively connected with a Non-US Holder’s conduct of a trade or business within the United States and, where required by an income tax treaty, are attributable to a permanent establishment or fixed base of the Non-US Holder in the United States, are not subject to the withholding tax described in the previous paragraph. Instead, such dividends are subject to regular US federal income tax in the same manner as discussed above under “— US Holders.” In order to claim such exemption from withholding tax, the Non-US Holder must comply with applicable certification and disclosure requirements, generally by providing a properly completed IRS Form W-8ECI. Non-US Holders that are corporations may also be subject to an additional branch profits tax at a 30% rate, except as may be provided by an applicable income tax treaty.
Sale or other disposition
A Non-US Holder will not be subject to US federal income tax in respect of any gain on a sale or other disposition of the Class A ordinary shares unless:
•
the gain is effectively connected with the Non-US Holder’s conduct of a trade or business within the United States and, where required by an income tax treaty, is attributable to a permanent establishment or fixed base of the Non-US Holder in the United States;

•
the Non-US Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or

•
the Company is or has been a “US real property holding corporation” during the shorter of the five-year period preceding the disposition and the Non-US Holder’s holding period for the Class A ordinary shares.

Non-US Holders described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated US federal income tax rates and, if they are foreign corporations, may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-US Holders described in the second bullet point above will be subject to a flat 30% tax on any gain derived on the sale or other taxable disposition, which gain may be offset by certain US-source capital losses. The Company is not, and does not anticipate becoming, a “US real property holding corporation” for US federal income tax purposes.
Information reporting and backup withholding
Generally, the amount of distributions made to Non-US Holders and the amount of any tax withheld with respect to those payments must be reported annually to the IRS and to Non-US Holders. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which a Non-US Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

A Non-US Holder will generally not be subject to backup withholding with respect to payments of dividends, provided the Company or its paying agent receives a properly completed statement to the effect that the Non-US Holder is not a US person and the Company or its paying agent does not have actual knowledge or reason to know that the holder is a US person. The requirements for the statement will be met if the Non-US Holder provides its name and address and certifies, under penalties of perjury, that it is not a US person (which certification may generally be made on IRS Form W-8BEN or W-8BEN-E) or if a financial institution holding the Class A ordinary shares on behalf of the Non-US Holder certifies, under penalties of perjury, that such statement has been received by it and furnishes the Company or its paying agent with a copy of the statement.
The payment of proceeds from a disposition of Class A ordinary shares to or through a non-US office of a non-US broker will not be subject to information reporting or backup withholding unless the non-US broker has certain types of relationships with the United States. In the case of a payment of proceeds from the disposition of Class A ordinary shares to or through a non-US office of a broker that is either a US person or such a US-related person, US Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the Non-US Holder is not a US person and the broker has no knowledge to the contrary.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-US Holder’s US federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Pursuant to Sections 1471-1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined under those rules) and certain other non-US entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, our Class A ordinary shares paid to a foreign financial institution or to a non-financial foreign entity (each, as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial US owners or furnishes identifying information regarding each substantial US owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it generally must enter into an agreement with the US Treasury requiring, among other things, that it undertake to identify accounts held by certain US persons or US-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States concerning FATCA may be subject to different rules.
Under the applicable Treasury regulations and administrative guidance, the withholding provisions described above generally apply to payments of dividends on our Class A ordinary shares. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A ordinary shares on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Prospective investors are encouraged to consult their tax advisors regarding the potential application of withholding under FATCA to an investment in our Class A ordinary shares.

MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS
There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to the Company will be received free of all Cayman Islands taxes. The Company has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of twenty years from the date of such undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income.

UNDERWRITING
BofA Securities, Inc. is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, the selling shareholders have agreed to sell to the underwriter and the underwriter has agreed to purchase from the selling stockholders, the number of shares indicated in the following table at a price of $       per share, which will result in $       of proceeds to the selling shareholders before expenses. The underwriter proposes to offer the Class A ordinary shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the Class A ordinary shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling Class A ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of Class A ordinary shares for whom they may act as agents or to whom they may sell as principal.
Name	Number of Shares
BofA Securities, Inc.	9,500,000
Total	9,500,000
The selling shareholders may be deemed to be underwriters with respect to the Class A ordinary shares they are offering.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the Class A ordinary shares if any of them are purchased. We and the selling shareholders have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the Class A ordinary shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A ordinary shares, that you will be able to sell any of the Class A ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the Class A ordinary shares subject to its acceptance of the Class A ordinary shares from the selling shareholders and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority except sales to accounts over which it has discretionary authority to exceed five percent of the Class A ordinary shares being offered.
The underwriter is expected to make offers and sales both inside and outside the United States through its selling agents.
Expenses
The expenses of this offering, not including the underwriting discount, are estimated at $ and are payable by us. We have also agreed to reimburse the underwriter in an amount of up to $12,000 for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.
Listing
Our Class A ordinary shares are traded on the New York Stock Exchange under the trading symbol “MANU.”

Stamp Taxes
If you purchase Class A ordinary shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the public offering price.
No Sales of Similar Securities
During the period commencing on and including the date hereof and continuing through and including the 45th day following the date of this prospectus supplement (such period being referred to herein as the “Lock-up Period”), we will not, without the prior written consent of the underwriter (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Class A ordinary shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Class A ordinary shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Class A ordinary shares or Related Securities; (iv) in any other way transfer or dispose of any Class A ordinary shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Class A ordinary shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Class A ordinary shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Class A ordinary shares or Related Securities (other than as contemplated by the underwriting agreement with respect to the Class A ordinary shares offered in this prospectus supplement and the accompanying prospectus); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that we may (a) effect the transactions contemplated hereby; or (b) issue Class A ordinary shares or options to purchase Class A ordinary shares, or issue Class A ordinary shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the shelf registration statement on Form F-3 (File No. 333-259817), the Time of Sale Prospectus (as defined in the underwriting agreement) and this prospectus supplement and the accompanying prospectus, but only if the holders of such Class A ordinary shares or options agree in writing with the underwriter not to sell, offer, dispose of or otherwise transfer any such Class A ordinary shares or options during such Lock-up Period without the prior written consent of the underwriter (which consent may be withheld in its sole discretion).
In addition, the selling shareholders have agreed, during the period commencing on and including the date hereof and continuing through and including the 45th day following the date of this prospectus supplement (such period being referred to herein as the “Selling Shareholders Lock-up Period”), that they will not without the prior written consent of the underwriter (which consent may be withheld in its sole discretion), (i) sell or offer to sell any Class A ordinary shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the selling shareholders, (ii) enter into any swap,(iii) cause to be filed, or cause its Class A ordinary shares or Related Securities to be included on, a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to the registration under the Securities Act of the offer and sale of any Class A ordinary shares or Related Securities, or (iv) publicly announce any intention to do any of the foregoing, provided, however, that the foregoing restrictions will not apply to the registration of the offer and sale of the Class A ordinary shares, and the sale of the Class A ordinary shares to the underwriter, in each case as contemplated by the underwriting agreement. In addition, the foregoing restrictions shall not apply to: (A) transactions relating to Class A ordinary shares or Related Securities acquired in open market transactions after the completion of this offering; (B) the transfer of Class A ordinary shares or Related Securities: (i) as a bona fide gift or gifts; (ii) by will, other testamentary document or intestate succession; (iii) to a family member or a trust for the benefit of the selling shareholders and/or a family member; (iv) to a limited liability company or partnership wholly-owned by the selling shareholders; or (v) if the respective selling shareholder is a corporation, partnership or limited liability company, to any subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust; provided, however, that (x) any transfer pursuant to this clause (B) shall not involve a distribution for value, and (y) each transferee in connection with any transfer pursuant to this clause (B) executes and delivers to the underwriter a lock-up letter agreement substantially in the form executed by the selling shareholders;

(C) the withholding of any Class A ordinary shares or Related Securities of the selling shareholders by us to pay any portion of the exercise price, or to satisfy any withholding tax obligations of the selling shareholders, in connection with the exercise or vesting of any restricted shares, restricted share units, options or other share-based awards of ours pursuant to the our compensation plans, in each case on a “cashless” or “net exercise” basis; or (D) the transfer of or any pledge, hypothecation or other granting of a security interest in any Class A ordinary shares or Related Securities as collateral for any bona fide loan; provided that the lender agrees in writing to be bound by the restrictions set forth herein. It shall be a condition to any transfer pursuant to clause (A), (B), (C) or (D) above that, prior to the expiration of the Selling Shareholders Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily reporting a reduction in beneficial ownership of Shares in connection with such transfer.
In addition to the preceding paragraph and notwithstanding anything to the contrary, the selling shareholders may enter into an agreement or trading plan to allow brokerage sales of all or a portion of the Class A ordinary shares or Related Securities pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) any such brokerage sales may not occur prior to the expiration of the Selling Shareholders Lock-Up Period, and (ii) prior to the expiration of the Selling Shareholders Lock-Up Period, no public disclosure or filing under the Exchange Act by any party shall be required, or made voluntarily reporting such agreement or trading plan.
For purposes of the foregoing, “Related Securities” means any options or warrants or other rights to acquire Class A ordinary shares or any securities exchangeable or exercisable for or convertible into Class A ordinary shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Class A ordinary shares.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “naked” short sales.
“Naked” short sales are sales in excess of the Class A ordinary shares offered hereby. The underwriter must close out any naked short position by purchasing Class A ordinary shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of Class A ordinary shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the Class A ordinary shares. A syndicate covering transaction is the bid for or the purchase of Class A ordinary shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A ordinary shares or preventing or retarding a decline in the market price of our Class A ordinary shares. As a result, the price of our Class A ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, the selling shareholders nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Class A ordinary shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution
The prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of Class A ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses.
In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriter and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
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to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Class A ordinary shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no Class A ordinary shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of Class A ordinary shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation); or

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in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of Class A ordinary shares shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Class A ordinary shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of Class A ordinary shares through any financial intermediary Class A ordinary shares on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of the Class A ordinary shares on behalf of us or the underwriter.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Class A ordinary shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Class A ordinary shares. The Class A ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Class A ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Class A ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Class A ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.
The Class A ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A ordinary shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The Class A ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Canada
The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), no underwriter is required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Class A ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
All of the fees and expenses for this offering will be paid by us. The validity of the Class A ordinary shares offered hereby will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands counsel to the Company. Certain other matters will be passed upon for us by Latham & Watkins LLP, New York, New York, and for the selling shareholders by Latham & Watkins LLP, New York, New York, and Nelson Mullins Riley & Scarborough LLP, Miami, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PricewaterhouseCoopers LLP is Hardman Square, Manchester M3 3EB, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.manutd.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 20-F for the year ended June 30, 2021, filed on September 20, 2021; and

•
The description of our Class A ordinary shares contained in our registration statement on Form 8-A (File No. 001-35627) filed with the SEC on August 7, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Old Trafford
Sir Matt Busby Way
Manchester M16 0RA
United Kingdom
+44 (0) 161 868 8000
Attention: Investor Relations
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Manchester United plc
Class A Ordinary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Class A Ordinary Shares
Offered by the Selling Shareholders
We may offer and sell the securities identified above, and the selling shareholders may offer and sell Class A ordinary shares, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholders.
Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling shareholders may offer and sell Class A ordinary shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A ordinary shares are listed on the New York Stock Exchange under the symbol “MANU.” On September 24, 2021, the last reported sale price of our Class A ordinary shares on the New York Stock Exchange was $19.97 per share.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 27, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling shareholders to be named in a supplement to this prospectus may sell Class A ordinary shares from time to time in one or more offerings, in each case, as described in this prospectus. Each time that we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Except where the context otherwise requires or where otherwise indicated, the terms “Manchester United,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer to Manchester United plc together with its consolidated subsidiaries as a consolidated entity.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.manutd.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 20-F for the year ended June 30, 2021, filed with the SEC on September 20, 2021.

•
The description of our Class A ordinary shares contained in our registration statement on Form 8-A (File No. 001-35627) filed with the SEC on August 7, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Old Trafford
Sir Matt Busby Way
Manchester M16 0RA
United Kingdom
+44 (0) 161 868 8000
Attention: Investor Relations
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

OUR COMPANY
Overview
We are one of the most popular and successful sports teams in the world, playing one of the most popular spectator sports on Earth. Through our 143-year heritage we have won 66 trophies, including a record 20 English league titles, enabling us to develop what we believe is one of the world’s leading sports brands and a global community of 1.1 billion fans and followers. Our large, passionate community provides us with a worldwide platform to generate significant revenue from multiple sources, including sponsorship, merchandising, product licensing, broadcasting and matchday. We attract leading global companies such as adidas, TeamViewer and Kohler that want access and exposure to our community of followers and association with our brand.
On April 30, 2012, Manchester United Ltd., an exempted company with limited liability, was incorporated under the Companies Act (as amended) of the Cayman Islands (the “Companies Law”). Exempted companies are Cayman Islands companies whose operations are conducted mainly outside the Cayman Islands. On August 8, 2012, Manchester United Ltd. changed its legal name to Manchester United plc.
Our principal executive office is located at Sir Matt Busby Way, Old Trafford, Manchester M16 0RA, United Kingdom and our telephone number is +44 (0) 161 868 8000. Our website is www.manutd.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus. Our agent in the United States is Corporation Services Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and accompanying prospectus supplements contain or incorporate by reference estimates and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties, including the novel coronavirus COVID-19 (“COVID-19”) pandemic, and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus and accompanying prospectus supplements, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus and the accompanying prospectus supplements (including the documents incorporated by reference herein and therein) and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely, and with the understanding that our actual future results may be materially different and worse from what we expect.
All statements other than statements of historical fact are forward-looking statements. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” and similar words are intended to identify estimates and forward-looking statements.
Our estimates and forward-looking statements may be influenced by various factors, including without limitation:
•
risks related to the impact of the COVID-19 pandemic, including the severity and duration of the outbreak, impacts from variants, actions taken by government authorities to contain the outbreak or treat its impact, the impact on our fans, sponsors and suppliers, other impacts to the business, and our ability to sufficiently manage and mitigate the strategic and operational impact of such events;

•
the effect of adverse economic conditions on our operations;

•
maintaining, enhancing and protecting our brand and reputation in order to expand our follower and sponsorship base;

•
our ability to attract and retain key personnel, including players;

•
our dependence on the performance and popularity of our men’s first team;

•
our ability to renew or replace key commercial agreements on similar or better terms or attract new sponsors;

•
the negotiation and pricing of key media contracts, which are outside of our control;

•
our reliance on European competitions as a source of future income;

•
the impact of the United Kingdom’s exit from the European Union (the “EU”) on the movement of players or other regulations;

•
our dependence on relationships with third parties;

•
our relationship with merchandising, licensing, sponsor and other commercial partners;

•
our exposure to credit related losses in connection with key media, commercial and transfer contracts;

•
our dependence on matchday revenue;

•
our exposure to competition, both in football and the various commercial markets in which we do business;

•
our ability to protect ourselves from and resolve and remediate following having experienced cyber-attacks and data breaches on our IT systems;

•
actions taken by other Premier League clubs that are contrary to our interests;

•
our relationship with the various leagues to which we belong and the application of their respective rules and regulations;

•
our ability to execute a digital media strategy that generates the revenue we anticipate;

•
the impact resulting from serious injuries or losses of the playing staff;

•
our ability to maintain, train and build an effective international sales and marketing infrastructure, and manage the risks associated with such an expansion;

•
uncertainty with regard to exchange rates, our tax rate and our cash flow;

•
brand impairments resulting from failures to adequately protect our intellectual property and curbing sales of counterfeit merchandise;

•
our ability to adequately protect against media piracy and identity theft of our followers’ account information;

•
our exposure to the effects of seasonality in our business;

•
maintaining our match attendance at Old Trafford;

•
any natural disasters, terrorist incidents or other events beyond our control that adversely affect our operations;

•
the effect of our indebtedness on our financial health and competitive position;

•
estimates and estimate methodologies used in preparing our consolidated financial statements; and

•
the future trading prices of our Class A ordinary shares and the impact of securities analysts’ reports on these prices.

Other sections of this prospectus and the accompanying prospectus supplements (including the documents incorporated by reference herein and therein) include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Therefore, you are cautioned not to place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.
The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A ordinary shares being offered by any of the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following is a description of the material terms of our amended and restated memorandum and articles of association. The following description may not contain all of the information that is important to you and we therefore refer you to our amended and restated memorandum and articles of association, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.
General
We are a Cayman Islands exempted company with limited liability. Our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law.
Our register of shareholders is maintained by American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.
Our authorized share capital consists of 650,000,000 ordinary shares, par value $0.0005 per share. As of September 24, 2021, there were 43,286,805 Class A ordinary shares issued and outstanding and 119,707,613 Class B ordinary shares issued and outstanding.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Our issued and outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights other than with respect to voting and conversion rights. Holders of our ordinary shares have no preemptive, subscription, redemption or conversion rights (except as described below under the heading “— Conversion”).
Our board of directors may provide for other classes of shares, including series of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our board of directors. If we issue any preferred shares, the rights, preferences and privileges of holders of our Class A ordinary shares and Class B ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and our amended and restated memorandum and articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis.
Voting rights
Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes, on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands, unless voting by way of poll demanded by the chairman of the board of directors or any shareholder present or voting by proxy.
A quorum required for a meeting of shareholders consists of (a) with respect to any meeting convened to consider or adopt a special resolution, holders with at least 67% of the votes eligible to be cast at any such general meeting of the Company and (b) with respect to any meeting to consider any other resolution or take any other action, holders with at least a majority of the votes eligible to be cast at any such general meeting of the Company. A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our amended and restated memorandum and articles of association or the voluntary winding up of the Company.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares.
At any time that the holders of the Class B ordinary shares together hold Class B ordinary shares representing at least 10% of the total number of Class A and Class B ordinary shares outstanding, the voting power permitted to be exercised by the holders of the Class B shares will be weighted such that the Class B shares shall represent, in the aggregate, 67% of the voting power of all shareholders entitled to receive notice of, attend and vote at any meeting convened to consider a special resolution.
Conversion
Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder of such Class B ordinary share. Each Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share upon any transfer thereof to a person or entity that is not an affiliate of the holder of such Class B ordinary share. Further, our Class B ordinary shares will automatically convert into our Class A ordinary shares upon the date when holders of all Class B ordinary shares cease to hold Class B ordinary shares representing, in the aggregate, at least 10% of the total number of Class A and Class B ordinary shares outstanding.
Variation of rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a resolution passed by a majority of not less than two-thirds of the votes attaching to the shares of the relevant class at a meeting of the holders of shares of that class or by the written consent of the holders of two-thirds of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.
Transfer of ordinary shares and notices
Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors, subject to the applicable restrictions of our amended and restated memorandum and articles of association, such as the suspension of transfers for a period immediately preceding a general meeting, or the determination that a proposed transfer is not eligible.
In addition, our amended and restated memorandum and articles of association prohibit the transfer of shares to any person where such transfer would be in breach of the rules of the Premier League or the rules of certain other relevant governing bodies. The rules of the Premier League prohibit any person who holds an interest of 10% or more of the total voting rights exercisable in a Premier League football club from holding an interest in voting rights exercisable in any other Premier League football club. If any shareholder is determined by us, at our absolute discretion, to be holding any Class A ordinary shares in violation of this rule or the rules of certain other relevant governing bodies, we have the right to repurchase shares from such person or to direct that shareholder to transfer those shares to another person.
If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Certain transfers of Class B ordinary shares to non-affiliates of the holder of such Class B ordinary shares will also result in the conversion of such Class B ordinary shares to Class A ordinary shares. See “— Conversion” above.
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.
Directors
The management of our Company is vested in a board of directors. Our amended and restated memorandum and articles of association provide that our board of directors, which must be composed of at least one member, can be appointed and removed and/or replaced by an ordinary resolution of the shareholders or by written notice delivered to the Company from time to time by shareholders permitted to exercise more than 50% of the voting power capable of being exercised at any general meeting.
The quorum necessary for any meeting of our board of directors shall consist of at least a majority of the members of our board of directors.
Indemnity of directors and officers
Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s dishonesty, willful default or fraud.
Differences in Corporate Law
Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.
Mergers and similar arrangements
The Companies Law allows for the merger of two or more companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under Cayman Islands law requires the directors of the companies to enter into and to approve a written plan of merger or consolidation, which must also be authorized by a special resolution of each constituent company, in which regard see “—Voting rights” above, and such other authorization, if any, as may be specified in such companies’ articles of association. In relation to any merger or consolidation under the Companies Law, dissenting shareholders have certain limited appraisal rights in circumstances which are similar to those available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined fair value of the shares. Appraisal rights are ordinarily available where the consideration offered under the merger is payable in cash or, in some instances, the unlisted securities of a third party.
The Companies Law also includes statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that such a scheme of arrangement is approved by shareholders or creditors who represent a majority in number and 75% in value of each such class of shareholders or creditors who attend and vote, either in person or by proxy, at a meeting or meetings convened for that purpose. The convening of meetings to consider any such scheme of arrangement, and the implementation of the scheme, must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•
the statutory provisions as to the dual majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the classes properly delineated;

•
the arrangement is such that a businessman would reasonably approve; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

If a scheme of arrangement is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation.
When a tender offer to acquire shares is made and accepted (within four months) by holders of not less than 90% of the shares subject to such offer, the offeror may, within a two-month period following the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of shareholders.
Shareholders’ suits
We are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In principle, the Company will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:
•
a company acts or proposes to act illegally or ultra vires (beyond the scope of its authority);

•
the act complained of, although not ultra vires, could be effected if duly authorized by a special resolution that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Fiduciary duties of directors
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act in good faith and in what he considers to be in the best interests of the company; a duty not to make a profit out of his position as director (unless the company permits him to do so); a duty to exercise his powers for the purposes for which they are conferred; and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. A director will need to exhibit in the performance of his duties both the degree of skill that may reasonably be expected from a subjective perspective determined by reference to his knowledge and experience and the skill and care objectively to be expected from a person occupying office as a director of the Company.
Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director’s duties remain as described above.
Written consent of shareholders
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.
Cayman Islands law and our amended and restated memorandum and articles of association provide that shareholders may approve the appointment or removal of directors by way of written resolution signed by or on behalf of shareholders holding a majority of the voting power of our outstanding ordinary shares.
Cayman Islands law and our amended and restated memorandum and articles of association also provide that shareholders may approve corporate matters that are not the appointment or removal of directors by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder proposals
Under Delaware corporate law, a shareholder has the right to put any proposal before the shareholders at the annual meeting, provided that such shareholder complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Under the laws of the Cayman Islands, a shareholder can only put a proposal before the shareholders at any general meeting in respect of any matter regarded as “special business” if it is set out in the notice calling the meeting. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the directors or of the Company’s auditors and the fixing of the remuneration of the Company’s auditors. There is no right to introduce new business in respect of any matter requiring a special resolution at any meeting. A general meeting may be called by the board of directors or any other person authorized to do so in the memorandum and articles of association, but shareholders may be precluded from calling general meetings. General meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of the company and to exercise at least a majority of the voting power permitted to be exercised at any such meeting, deposited at the office specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by such shareholders, and if the directors do not convene such meeting for a date not later than 45 days after the date of such deposit, such shareholders themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the directors, and all reasonable expenses incurred by such shareholders as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by the Company. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting. Cayman Islands law permits a company’s articles to have any quorum. See “—Voting rights.”

Cumulative voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits a minority shareholder to cast all the votes to which such shareholder is entitled on a single director, which increases such shareholder’s voting power with respect to electing such director.
There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Election and removal of directors
Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.
Similarly, as permitted by the Companies Law and pursuant to our amended and restated memorandum and articles of association, directors can be appointed and removed and/or replaced by a vote of, or written notice delivered to the Company from time to time by, shareholders permitted to exercise more than 50% of the voting power capable of being exercised at any general meeting.
Written consent of directors
Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. The position under Cayman Islands law is the same in this regard.
Indemnification of directors and executive officers and limitation of liability
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such directors’ or officers’ dishonesty, willful default or fraud. This standard of conduct is generally the same as permitted under Delaware corporate law.
Enforcement of civil liabilities
The Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:
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is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

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is final and conclusive;

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is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief; and

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was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of English case law, which will likely be highly persuasive in the Cayman Islands, the Cayman Islands Courts may also have discretion to enforce judgments obtained in foreign bankruptcy proceedings in other circumstances. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are brought elsewhere.
Variation of rights of shares
Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under Cayman Islands law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with either the written consent of the holders of two-thirds of the shares of such class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes attaching to the shares of the relevant class cast at a meeting of the holders of the shares of that class.
Sale of assets
Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the Company.
The Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and to act in good faith, for a proper purpose and in the interests of the company.
Transactions with interested shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years.
This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Rights of non-resident or foreign shareholders
There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. As similarly provided under Delaware corporate law, there are no restrictions on foreign or non-resident ownership or management of a Cayman Islands company under Cayman Islands law. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Dissolution and winding up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors. Under the Companies Law of the Cayman Islands and our amended and restated memorandum and articles of association, our company may be voluntarily dissolved, liquidated or wound up only by a special resolution of our shareholders, in which regard see “—Voting rights” above. In addition, a company may be wound up by the Grand Court of the Cayman Islands if the company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company is wound up.
Inspection of books and records
Our shareholders will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our amended and restated memorandum and articles of association.
Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Amendment of governing documents
Under Delaware corporate law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may be amended with the sanction of a special resolution passed at a general meeting of shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Manchester United,” “we,” “our” or “us” refer to Manchester United plc excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than Manchester United) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction, the Cayman Islands or the United Kingdom and expressly or by law assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Manchester United and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Manchester United;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Shareholders
None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.
Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SHAREHOLDERS
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling shareholders may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the debt securities, warrants, purchase contracts and units offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York, counsel to Manchester United. The validity of the Class A ordinary shares offered hereby will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands counsel to Manchester United. Additional legal matters may be passed upon for us, the selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PricewaterhouseCoopers LLP is Hardman Square, Manchester, M3 3EB, United Kingdom.
ENFORCEABILITY OF CIVIL LIABILITIES
We are registered under the laws of the Cayman Islands as an exempted company with limited liability. A substantial portion of our assets are located outside of the United States. In addition, many of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.
We have appointed Corporation Service Company as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.